Sonic Foundry Reports First Quarter 2008 Results

      MADISON, Wis., Feb. 7 /PRNewswire-FirstCall/ -- Sonic Foundry, Inc. (Nasdaq: SOFO), the recognized market leader for rich media communications and knowledge management, today announced fiscal first quarter results:

      --    Revenues were $2.5 million, down 27 percent from fiscal Q1 2007
      --    GAAP net loss of $3.5 million or $0.10 per diluted share
      --    Non-GAAP net loss of $3.1 million or $0.09 per diluted share
      --    Billings of $2.7 million
      --    Service revenues of $1.6 million, up 82 percent from fiscal Q1 2007

      Non-GAAP net loss primarily excludes all non-cash related expenses of stock compensation, depreciation and amortization. A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

      At December 31, 2007, an accumulated $3.2 million of unearned revenue was billed and deferred, of which the company expects to realize $1.4 million in the upcoming quarter. Total gross margins for the first quarter of fiscal 2008 were 75 percent of revenues compared to 78 percent in the previous year.

      As reported in January, new product updates currently being released in the fiscal second quarter for the education market coupled with slowing licensed software sales to the corporate market contributed to weaker first quarter results. The company is experiencing a significant transition in its business activity, with education and training applications expected to drive the company's sales activities going forward. Likewise, Sonic Foundry expects that weakening economic conditions will expand market demand for more outsourced services versus licensed sales within both the corporate and education sectors. Over the last two years, the company has made extensive capital and technology investments to advance its services model with comprehensive hosting, content processing and e-commerce capabilities that position Sonic Foundry well to deliver more diversified business services.

      By concentrating on markets with the greatest potential, the company was also able to initiate measures that are expected to reduce its operating costs by an estimated $4 million annually. Confirming previous guidance, Sonic Foundry anticipates the newly introduced cost saving measures to advance the pace of achieving profitability during fiscal 2008. In addition, given the expected longer-term impact, greater operating leverage is now expected for fiscal 2009 and beyond.

      While higher education accounts historically represented approximately half of the company's sales pipeline activity, the education sales pipeline is now over 60 percent and expected to climb. Sonic Foundry is accelerating its product and service offerings to address accelerating demand from the convergence of technology and education. The company recently unveiled its Mediasite 4.3 release, the first announcement under the company's next-generation education initiative, designed to expand the company's footprint in higher education markets.

      The 4.3 release reflects the company's collaboration with Microsoft Corp. to add support for Microsoft Silverlight. Silverlight is a cross-browser, cross-platform plug-in that supports rich media experiences on the web. Its seamless and quick installation provides a consistent Mediasite experience for both Windows and Macintosh users on a variety of browsers including Microsoft Internet Explorer, Firefox and Safari. With this latest release of the company's award-winning and patented webcasting and knowledge management platform, Sonic Foundry has taken the first steps in designing a next generation multimedia solution to simplify and enhance the playing of rich media applications, particularly for the multi-device environment of the modern college campus.

      Additional highlights of the first quarter fiscal 2008 include multiple awards for the company and its Mediasite platform including:

      --    Frost & Sullivan 2007 Global Market Leadership Award with 41 percent share of the world lecture capture and broadcast solutions market
      --    Datamonitor acknowledgement as "Innovative Vendor" and "Early Market
            Leader" for lecture capture in higher education
      --    Bersin & Associates 2007 Learning Leader award for Best Tool in the
            Vendor Innovation category
      --    Finalist for reader-nominated Best of 2007 Elearning! Magazine awards for Best Presentation Tool
      --    Top 10 Best Products and a 4-Star Rating from Training Media Review

      "Our continued efforts to build the business for maximum scale and efficiency while targeting the right customer base required us to make some tough decisions in the short term. It was also necessary to establish the proper operating infrastructure to enable a greater mix of products and services that in turn will align our business to education and training applications. Given the current market uptake for our newly introduced product offerings and our constant attention to where market demand lies, we now resume our growth objectives to advance our overall market share," said Rimas Buinevicius, chairman and CEO of Sonic Foundry.

      Sonic Foundry will host a corporate webcast today for analysts and investors to discuss its first quarter fiscal 2008 results at 3:30 p.m. CT/4:30 p.m. ET. It will use its patented rich media communications system, Mediasite, to webcast the presentation for both live and on-demand viewing. To access the presentation, go to http://www.sonicfoundry.com/q1. An archive of the webcast will be available for 30 days.

                        EXPLANATION OF NON-GAAP MEASURES

      To supplement our financial results presented on a GAAP basis, we use the measure of non-GAAP net loss in our financial presentation, which exclude certain non-cash costs. These costs include stock-based compensation which we believe is helpful in understanding our past financial performance and our future results. Our non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

      -- Stock-based compensation expenses: We adopted FASB Statement No. 123R, Share-Based Payments, on October 1, 2005, under the modified prospective method. Statement 123R requires us to record non-cash operating expenses associated with stock option awards at their estimated fair values. Prior to our Statement 123R adoption, we were required to record stock-based compensation expenses at intrinsic value, which was zero since we only issue stock options at the market price of our stock on the date issued. In accordance with the modified prospective method, our financial statements for prior periods have not been restated to reflect, and do not include, the changes in methodology to expense options at fair values in accordance with Statement 123R. Stock-based compensation is a key incentive offered to our employees. We believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues. As a result, we continue to evaluate our business performance excluding stock-based compensation expenses.

      -- Depreciation and amortization of intangible and other assets expenses: We have excluded the effect of depreciation and amortization of assets from our pro-forma net loss. Amortization of intangible assets expense varies in amount and frequency and it is significantly affected by the timing and size of our acquisitions. Depreciation and amortization of asset costs is a non-cash expense that includes the periodic write-off of tooling, product design and other assets that contributed to revenues earned during the periods presented and will contribute to future period revenues as well. Amortization expenses will recur in future periods.

      About Sonic Foundry(R), Inc.

      Founded in 1991, Sonic Foundry (NASDAQ: SOFO, http://www.sonicfoundry.com) is the recognized market leader for rich media communications and knowledge management, providing enterprise solutions and services that link an information-driven world. Based in Madison, Wisconsin, the company has received numerous awards including the 2007 Frost & Sullivan Global Market Leadership Award, Ziff Davis Media's Baseline Magazine's sixth fastest-growing software company with sales under $150 million and Deloitte's Technology Fast 500. Named a Bersin & Associates 2007 Learning Leader, Sonic Foundry's webcasting and knowledge management solutions are trusted by education institutions, Fortune 500 companies and government agencies for a variety of critical communication needs. Sonic Foundry is changing the way organizations communicate via the web and how people around the globe receive vital information needed for education, business, professional advancement and safety. Product and service names mentioned herein are the trademarks of Sonic Foundry, Inc. or their respective owners.

      Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Sonic Foundry's products, its ability to succeed in capturing significant revenues from media services and/or systems, the effect of new competitors in its market, integration of acquired business and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.

                               Sonic Foundry, Inc.
                           Consolidated Balance Sheets
                      (in thousands, except for share data)
                                   (Unaudited)

                                                    December 31,   September 30,
                                                        2007            2007
Assets
Current assets:
 Cash and cash equivalents                          $     6,167     $     8,008
 Accounts receivable, net of allowances
 of $190 and $270                                         2,346           5,001
 Inventories                                                664             204
 Prepaid expenses and other current assets                  724             975
 Total current assets                                     9,901          14,188
Property and equipment:
 Leasehold improvements                                     975             975
 Computer equipment                                       2,300           2,267
 Furniture and fixtures                                     461             461
   Total property and equipment                           3,736           3,703
   Less accumulated depreciation                          1,688           1,520
     Net property and equipment                           2,048           2,183
Other assets:
 Goodwill and other intangibles, net of
  amortization of $1,659 and $1,656                       7,607           7,610
Total assets                                        $    19,556     $    23,981

Liabilities and stockholders' equity
Current liabilities:
 Accounts payable                                   $       948     $     1,512
 Accrued liabilities                                        602           1,023
 Unearned revenue                                         3,203           3,314
 Current portion of notes payable                           333             333
 Current portion of capital lease obligation                 63              66
 Total current liabilities                                5,149           6,248

 Long-term portion of notes payable                         473             556
 Long-term portion of capital lease obligations              57              69
 Other liabilities                                          325             348
 Total liabilities                                        6,004           7,221

Stockholders' equity:
 Preferred stock, $.01 par value, authorized
  5,000,000 shares; none issued and outstanding              --              --
 5% preferred stock, Series B, voting,
  cumulative, convertible, $.01 par value
  (liquidation preference at par), authorized
  10,000,000 shares, none issued and outstanding             --              --
 Common stock, $.01 par value, authorized
  100,000,000 shares; 35,695,003 and 35,684,503
  shares issued and 35,567,836 and 35,557,336
  shares outstanding                                        357             357
 Additional paid-in capital                             183,860         183,528
 Accumulated deficit                                   (170,470)       (166,930)
 Receivable for common stock issued                         (26)            (26)
 Treasury stock, at cost, 127,167 shares                   (169)           (169)
 Total stockholders' equity                              13,552          16,760
Total liabilities and stockholders' equity          $    19,556     $    23,981

                               Sonic Foundry, Inc.
                      Consolidated Statements of Operations
                    (in thousands, except for per share data)
                                   (Unaudited)

                                                Three Months Ended
                                                   December  31,
                                              2007               2006
Revenue:
Product                                  $        942       $      2,586
Services                                        1,558                878
Other                                              20                  9
Total revenue                                   2,520              3,473
Cost of revenue:
Product                                           510                773
Services                                          112                 --
Total cost of revenue                             622                773
Gross margin                                    1,898              2,700

Operating expenses:
Selling and marketing expenses                  3,546              2,504
General and administrative expenses               978                970
Product development expenses                      946                675
  Total operating expenses                      5,470              4,149
Loss from operations                           (3,572)            (1,449)

Other income, net                                  32                 20
Net loss                                 $     (3,540)      $     (1,429)

Net loss per common share:
 - basic and diluted                     $      (0.10)      $      (0.04)

Weighted average common shares
 - basic and diluted                       35,561,814         32,362,612

                 Non-GAAP Consolidated Statements of Operations
                                 (in thousands)

                                  Fiscal Quarter Ended                       Fiscal Quarter Ended
                                    December 31, 2007                          December 31, 2006
                             GAAP         Adj(1)       Non-GAAP        GAAP          Adj(1)      Non-GAAP
Revenues                  $   2,520            --     $   2,520     $   3,473            --     $   3,473

Cost of revenue                 622            --           622           773           (53)          720

Total Operating
 expenses                     5,470          (442)        5,028         4,149          (305)        3,844

Loss from
 operations                  (3,572)          442        (3,130)       (1,449)         (358)       (1,091)

Other income                     32            --            32            20            --            20

Net loss                  $  (3,540)    $     442     $  (3,098)    $  (1,429)    $    (358)    $  (1,071)

Diluted net loss
 per common
 share                    $   (0.10)    $    0.01     $   (0.09)    $   (0.04)    $    0.01     $   (0.04)

(1)Adjustments
 consist of the
 following:

Amortization
 (in COGS)                                     --                                        53
Depreciation
 (in G&A)                                     171                                       156
Stock-based
 compensation(2)                              271                                       149

Total non-GAAP
 adjustments                                  442                                       358

(2) Stock-based
 compensation is
 included in the
 following GAAP
 operating expenses:

Selling and
 marketing                                    172                                        95
General and
 administrative                                38                                        19
Research and
 development                                   61                                        35

Total
 stock-based
 compensation                                               271                                        149

SOURCE Sonic Foundry Inc.